UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

P.F. Chang’s China Bistro, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 888-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information.

Item 2.02. Results of Operations and Financial Condition.

On July 25, 2007, P.F. Chang’s China Bistro, Inc. (the “Company”) issued a press release describing selected financial results of the Company for the quarter ended July 1, 2007. Also on July 25, 2007, the Company held its Q2 Earnings Conference Call. The press release and transcript of the Q2 Earnings Conference Call are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and, in addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, are being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 8 – Other Events.

Item 8.01. Others Events.

On July 19, 2007 the Company’s Board of Directors authorized a program to repurchase up to $50 million of the Company’s outstanding shares from time to time in the open market or in private during the two-year period ending July 19, 2009, at prevailing market prices. The Company intends to initially use cash on hand and available credit facilities to repurchase shares under the program. J.P. Morgan Securities, Inc. will continue to act as agent for the Company’s stock repurchase program.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	July 25, 2007 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Transcript of Earnings Conference Call held July 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: July 29, 2007
/s/ Mark Mumford

Mark Mumford Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	July 25, 2007 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Transcript of Earnings Conference Call held July 25, 2007